Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos.333-153206, 333-168820, 333-190480, 333-197937, 333-206569, 333-221473, 333-228253, 333-231520, 333-236059, 333-238505, 333-254156 and 333-263421), Form S-1 (File Nos. 333-228596, 333-232817, 333-234530, 333-238970 and 333-250074) and Form S-3 (File Nos. 333-269059and 333-261811) of Achieve Life Sciences, Inc. of our report dated March 14, 2023 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
March 16, 2023